UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2020

DIGIRAD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	DRADP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 20, 2020, Digirad Corporation, a Delaware corporation (the “Company”), issued a press release announcing that KBS Builders, Inc., a subsidiary of the Company, signed Phase 2 of its previously announced $5.2 million contract to manufacture multi-family housing units for the U.S. Army.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated July 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

Date: July 20, 2020	By:	/s/ David J. Noble
		Name:	David J. Noble
		Title:	Chief Financial Officer and Chief Operating Officer